Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-112823, 333-114274, 333-114274-01 and 333-114274-02) and the Registration Statements on Form S-8 (Nos. 333-50793, 333-72156, 333-101506, 333-127378, 333-136971 and 333-133998) of Ameren Corporation of our report dated February 28, 2007 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
St. Louis, Missouri
March 1, 2007